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                                                                    Exhibit 23.8


                                     CONSENT


        I hereby consent to being named as a person chosen to become a director of CFX Corporation in the Portsmouth Bank Shares, Inc. and Community Bankshares, Inc. Registration Statements on Form S-4 filed with the Securities and Exchange Commission on or about June 13, 1997.


                                        /s/ Robert W. Simpson
                                        ---------------------
                                            Robert W. Simpson